UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2003

Integrity Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-24134	63-0952549

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cody Road Mobile, Alabama	36695

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (251) 633-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On November 21, 2003, Integrity Media, Inc. issued a press release announcing that it has received an offer from P. Michael Coleman, its cofounder, principal stockholder, President and Chief Executive Officer, for a transaction which would result in the privatization of the Company. The press release also announced that the Company’s board of directors has appointed a special committee of independent directors to review Mr. Coleman’s proposal. The press release announcing the receipt of Mr. Coleman’s offer and appointment of the special committee is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Integrity Media, Inc., dated November 21, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrity Media, Inc.

Date: November 21, 2003	By:	/s/ P. Michael Coleman

P. Michael Coleman Chairman, President and Chief Executive Officer
Date: November 21, 2003	By:	/s/ Donald S. Ellington

Donald S. Ellington Senior Vice President of Finance and Administration (Principal Financial and Accounting Officer)

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